As filed with the Securities and Exchange Commission on September 21, 2010

Registration No. ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Clear Skies Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0401535 (I.R.S. Employer Identification No.)

200 Old Country Road, Suite 610

Mineola, NY 11501-4241

(Address of principal executive offices) (Zip Code)

First Amended Consulting Agreement between Clear Skies Solar, Inc. and Harvey Kesner

Consulting Agreement between Clear Skies Solar, Inc. and J. Caesar Galarza

Clear Skies Solar, Inc. 2010 Consultant Equity Plan

 (Full title of the plans)

Ezra Green

200 Old Country Road, Suite 610

Mineola, NY 11501-4241

(Name and Address of agent for service)

(516) 282-7652

(Telephone number, including area code, of agent for service)

With a copy to:

Harvey Kesner, Esq.

Ben Reichel, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, NY 10006

Phone (212) 930-9700

Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	4,000,000 (1)	$ 0.029 (2)	$116,000	$8.27

(1)

Represents shares of common stock underlying the First Amended Consulting Agreement between Clear Skies Solar, Inc. and Harvey Kesner, the Consulting Agreement between Clear Skies Solar, Inc. and J. Caesar Galarza and the Clear Skies Solar, Inc. 2010 Consultant Equity Plan.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, using the last sale price reported on the OTC Bulletin Board on September 20, 2010.

EXPLANATORY NOTE

This Registration Statement is being filed by Clear Skies Solar, Inc. (the “Company”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) in order to register 4,000,000 shares of the Company’s common stock, par value $.001 per share, the amount of shares issuable under the Company’s First Amended Consulting Agreement between Clear Skies Solar, Inc. and Harvey Kesner, the Consulting Agreement between Clear Skies Solar, Inc. and J. Caesar Galarza and the Clear Skies Solar, Inc. 2010 Consultant Equity Plan (collectively, the “Consulting Agreements, and the recipients, the “Consultants”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide the Consultants with documents that contain information related to the Consulting Agreements, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to the Consultants a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Ezra Green

200 Old Country Road, Suite 610

Mineola, NY 11501-4241

(516) 282-7652

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•

Reference is made to our report on Form 10-K filed with the SEC on March 31, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 10-Q filed with the SEC on May 17, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 10-Q filed with the SEC on August 13, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 8-K filed with the SEC on January 12, 2010, which is hereby incorporated by reference

•

Reference is made to our report on Form 8-K filed with the SEC on January 25, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 8-K filed with the SEC on January 25, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 8-K filed with the SEC on January 27, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 8-K filed with the SEC on March 10, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 8-K filed with the SEC on April 7, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 8-K filed with the SEC on July 13, 2010, which is hereby incorporated by reference.

•

Reference is made to our report on Form 8-K filed with the SEC on August 5, 2010, which is hereby incorporated by reference.

•

The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on February 20, 2008, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Sichenzia Ross Friedman Ference LLP will pass upon the validity of the common stock offered by the selling stockholders in this offering. Attorneys employed by this law firm own 1,633,748 shares of the Company’s common stock, and are entitled to receive additional shares of common stock issuable pursuant to the First Amended Consulting Agreement entered into between the Company and Harvey Kesner, a partner of Sichenzia Ross Friedman Ference LLP, which is being registered pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•

any breach of the director's duty of loyalty to us or our stockholders;

•

any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•

any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•

any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•

we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

None

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	First Amended Consulting Agreement between Clear Skies Solar, Inc. and Harvey Kesner
10.2	Consulting Agreement between Clear Skies Solar, Inc. and J. Caesar Galarza
10.3	Clear Skies Solar, Inc. 2010 Consultant Equity Plan
23.1	Consent of Davis Accounting Group, P.C.
23.2	Consent of J. H. Cohn LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

Item 9. Undertakings.

(1) The undersigned Registrant hereby undertakes to:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at the time to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mineola, New York, on September 21, 2010.

CLEAR SKIES SOLAR, INC.

By:	/s/ Ezra Green
Ezra Green
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ezra Green, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Ezra J. Green	Chief Executive Officer and Chairman of the Board of Directors	September 21, 2010
Ezra J. Green	(Principal Executive Officer)

/s/ Arthur L. Goldberg	Chief Financial Officer, Secretary and Treasurer	September 21, 2010
Arthur L. Goldberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gelvin Stevenson, PhD	Director	September 21, 2010
Gelvin Stevenson, PhD

/s/ Pamela J. Newman, PhD	Director	September 21, 2010
Pamela J. Newman, PhD

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	First Amended Consulting Agreement between Clear Skies Solar, Inc. and Harvey Kesner
10.2	Consulting Agreement between Clear Skies Solar, Inc. and J. Caesar Galarza
10.3	Clear Skies Solar, Inc. 2010 Consultant Equity Plan
23.1	Consent of Davis Accounting Group, P.C.
23.2	Consent of J. H. Cohn LLP
23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)